EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 26, 2017, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-215866) and related Prospectus of Snap Inc. for the registration of 230,000,000 shares of its Class A common stock.

/s/ Ernst & Young LLP

Los Angeles, California

February 16, 2017